UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐Soliciting Material Pursuant to §240.14a-12

                               King Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[King Logo]	King Pharmaceuticals,® Inc. 501 Fifth Street Bristol, TN 37620

Ted G. Wood
Non-Executive Chairman of the Board

April ••, 2007

To the Shareholders of KING PHARMACEUTICALS, INC.:

You are cordially invited to attend the annual meeting of shareholders of King Pharmaceuticals, Inc., to be held on May 16, 2007 at 9:00 a.m. Eastern Daylight Time, at the Embassy Suites Hotel and Conference Center, Raleigh Durham / Research Triangle Park East, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513. At the meeting, you will be asked to:

•	elect three Class III directors to serve until the 2010 annual meeting of shareholders;

•	approve a Third Amended and Restated Charter providing for the annual election of directors and incorporating amendments to the Second Amended and Restated Charter previously approved by shareholders;

•	ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•	consider and act upon any other matters which properly come before the annual meeting or any adjournment of the meeting.

In connection with the meeting, we are sending you a notice of the annual meeting of shareholders, a proxy statement, a form of proxy and an admission ticket. These materials are enclosed.

Your vote is very important. Whether or not you plan to attend the meeting, please vote by promptly completing, signing, dating and returning the enclosed proxy card. Also, registered and most beneficial shareholders may vote by telephone or through the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. I urge you to vote as soon as possible.

Detailed information relating to King’s activities and operating performance during 2006 is contained in our annual report. The annual report is being mailed to you with this proxy statement but is not a part of the proxy soliciting material. If you have not received or do not have access to the 2006 Annual Report, please notify our Corporate Affairs Department by mail at 501 Fifth Street, Bristol, Tennessee 37620 or by telephone at (423) 989-8711.

Very truly yours,

[/s/ Ted G. Wood]

Ted G. Wood
Non-Executive Chairman
   of the Board of Directors

KING PHARMACEUTICALS, INC.
501 Fifth Street
Bristol, Tennessee 37620

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 16, 2007

The annual meeting of shareholders of King Pharmaceuticals, Inc. will be held on May 16, 2007 at 9:00 am, Eastern Daylight Time, at the Embassy Suites Hotel and Conference Center, Raleigh Durham / Research Triangle Park East, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513, for the following purposes:

1.	Election of Directors. To elect three Class III directors to serve until the 2010 annual meeting of shareholders or until their successors have been duly elected and qualified.

2.	Approval of the Third Amended and Restated Charter. To approve a Third Amended and Restated Charter providing for the annual election of directors and incorporating amendments to the Second Amended and Restated Charter previously approved by shareholders.

3.	Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

4.	Other Business. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only those shareholders of record at the close of business on March 30, 2007 are entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. On that day, •••,•••,••• shares of common stock were outstanding. Each share entitles the holder to one vote.

We have enclosed with this notice a proxy statement, a form of proxy and an admission ticket. We have also enclosed a copy of our 2006 annual report, which is not part of the proxy solicitation material.

BY ORDER OF THE BOARD OF DIRECTORS

[/s/ James W. Elrod]

James W. Elrod
General Counsel and Secretary

April ••, 2007

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, sign, and date your proxy card and return it promptly in the enclosed envelope. Registered and most beneficial shareholders may also vote via telephone or through the Internet.

TICKET REQUIRED FOR ADMISSION

If you wish to attend the shareholders’ meeting, you will be required to present the admission ticket enclosed with these proxy materials. The ticket entitles you and one guest to attend the meeting. You and any guest will also be required to present valid photographic identification in order to enter the meeting.

KING PHARMACEUTICALS, INC.
501 Fifth Street
Bristol, Tennessee 37620

PROXY STATEMENT
FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors of King Pharmaceuticals, Inc. (“King” or “the Company”) is requesting that you allow your common stock to be represented at the 2007 annual meeting of shareholders by the proxies named on the enclosed proxy card. This proxy statement and the form of proxy are being sent to you in connection with this request and are being mailed to all shareholders beginning on or about April ••, 2007, along with our 2006 annual report, which is not a part of the proxy solicitation material.

INFORMATION ABOUT THE ANNUAL MEETING

Why did you send me this proxy statement?

You have received this proxy statement and the enclosed proxy card because King’s Board of Directors is soliciting your proxy to vote at the 2007 annual meeting of shareholders and any adjournments of the meeting. This proxy statement, along with the accompanying Notice of Annual Meeting of Shareholders, describes the purposes of the meeting and the information you need to know to vote at the meeting.

When is the annual meeting?

The meeting will be held on May 16, 2007 at 9:00 a.m. Eastern Daylight Time.

Where will the annual meeting be held?

The meeting will be held at the Embassy Suites Hotel and Conference Center, Raleigh Durham / Research Triangle Park East, 201 Harrison Oaks Boulevard, Cary, North Carolina 27513.

What items will be voted on at the meeting?

You will be voting on the following matters:

1.	Election of Directors. To elect three Class III directors to serve until the 2010 annual meeting of shareholders or until their successors have been duly elected and qualified.

2.	Approval of the Third Amended and Restated Charter. To approve a Third Amended and Restated Charter providing for the annual election of directors and incorporating amendments to the Second Amended and Restated Charter previously approved by shareholders.

3.	Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

4.	Other Business. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Who can vote?

You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, March 30, 2007. Each shareholder is entitled to one vote for each share of common stock held on that date. On the record date, there were •••,•••,••• shares of common stock outstanding and entitled to vote.

How do I vote by proxy?

You may choose one of the following ways to vote by proxy:

Vote by Internet: Registered and most beneficial shareholders may vote using the Internet site listed on the proxy card. This site will give you the opportunity to make your selections and confirm that your voting instructions have been followed. Internet voting procedures authenticate your identity by use of a unique control number found on the enclosed proxy card. To vote through the Internet, you must subscribe to one of the various commercial services that offers access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by you. King does not charge any separate fees for access to the Internet voting web site. If you vote via the Internet, you do not need to return your proxy card.

Vote by Telephone: Registered and most beneficial shareholders can also vote by telephone by calling the toll-free number (available for calls originating in the United States and Canada) listed on the proxy card. To vote, enter the control number listed on your proxy card and follow the simple recorded instructions. If you vote by telephone, you do not need to return your proxy card.

Vote by Mail: If you choose to vote by mail, simply mark your proxy card, and then sign, date and return it in the envelope provided.

If you choose to cast your vote using the Internet or by telephone, you must do so by 11:59 p.m., Eastern Daylight Time, on May 15, 2007, the day before the annual meeting. Votes submitted by mail must be received prior to the annual meeting.

Shareholders who hold their shares beneficially in street name through a nominee (such as a bank or broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

What are my voting options?

For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For all other proposals, you may vote “For” or “Against” or you may “Abstain” from voting.

What are the Board’s recommendations?

The Board recommends that you vote:

•	“For” the election of all of our nominees for director,

•	“For” the approval of the Third Amended and Restated Charter, and

•	“For” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them according to the recommendations of the Board described above.

If any matters other than those set forth above are properly brought before the annual meeting, the individuals named on your proxy card may vote your shares in accordance with the recommendations of management.

How do I change or revoke my proxy?

You can change or revoke your proxy at any time before it is voted at the annual meeting by:

•	submitting another proxy in writing, by telephone or via the Internet as of a more recent date than that of the proxy first given,

•	attending the annual meeting, where you can revoke your proxy and vote in person, or

•	sending written notice of revocation to our Corporate Secretary, James W. Elrod, at 501 Fifth Street, Bristol, Tennessee 37620.

If you choose to change or revoke your vote via the Internet or by telephone, you must do so by 11:59 p.m., Eastern Daylight Time, on May 15, 2007, the day before the annual meeting. Changes or revocations submitted by mail must be received prior to the annual meeting.

Will my shares be voted if I do not return my proxy card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not vote at the meeting in person or as described above under “How do I vote by proxy?”

If your shares are held in “street name” through a nominee (such as a bank or broker) and you do not provide voting instructions to the nominee that holds your shares, the nominee has the discretionary authority to vote your unvoted shares on certain matters. A “broker non-vote” arises when a broker, financial institution or other holder of record that holds shares in street name does not receive instructions from a beneficial owner and does not have the discretionary authority to vote on a particular item. Under current New York Stock Exchange rules, brokers have discretionary authority to vote on the proposal regarding the election of directors, the proposal to approve the Third Amended and Restated Charter and the proposal regarding the ratification of the appointment of our independent registered public accounting firm.

We encourage you to provide voting instructions to your nominee. Doing so will ensure that your shares will be voted at the meeting in the manner you desire.

Who will count the votes?

Representatives from ADP Investor Communications will count the votes and serve as our inspectors of election. The inspectors of election will be present at the meeting.

How many votes are required?

If a quorum is present at the annual meeting:

•	the director nominees will be elected by a plurality of the votes cast in person or by proxy at the meeting:

•	approval of the Third Amended and Restated Charter will require the affirmative votes of at least 80% of the shares of outstanding common stock,

•	ratification of the appointment of the independent registered public accounting firm will require that the affirmative votes of the shares of common stock present or represented by proxy at the meeting exceed the opposing votes, and

•	approval of other matters submitted to the shareholders will require that the affirmative votes of the shares of common stock present or represented by proxy at the meeting exceed the opposing votes.

What constitutes a “quorum” for the meeting?

A majority of the outstanding shares of common stock, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining a quorum. Abstentions and broker non-votes do not count in the voting results and have no effect on the result of the vote on the proposal to elect directors and the proposal to ratify the appointment of the independent registered public accounting firm. For purposes of the proposal to approve the Third Amended and Restated Charter, abstentions and broker non-votes will have the same effect as votes against the proposal.

Who pays for the solicitation of proxies?

We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to solicitation by mail, regular employees of King and paid solicitors may make solicitations personally and by telephone or otherwise. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation of proxies. We have retained Georgeson Shareholder Communications, Inc. to assist in the solicitation for a fee of approximately $•,••• plus reasonable out-of-pocket expenses.

When are 2008 shareholder proposals due?

Proposals by shareholders to be considered for inclusion in the materials related to solicitation of proxies by the Board of Directors for the annual meeting in 2008 must be received by James W. Elrod, Corporate Secretary, 501 Fifth Street, Bristol, Tennessee 37620, no later than 120 days prior to the date that is one year from the date on which this proxy statement and related materials were mailed to shareholders, April ••, 2007. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must also comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934, as amended.

Shareholder proposals not submitted for inclusion in the Board of Directors’ proxy statement but which are received not less than sixty nor more than ninety days prior to the date of the 2008 annual meeting may be eligible to be presented at the meeting. If less than seventy days’ notice or public disclosure of the date of the 2008 annual meeting is given or made to shareholders, notice of a shareholder proposal, to be timely, must be received by the Corporate Secretary not later than the close of business on the tenth day following the date on which notice of the date of the 2008 annual meeting is mailed or public disclosure of the date is made. Shareholder proposals which are received outside of these required periods will be considered untimely. The Chairman may exclude an untimely proposal from consideration or, if the proposal is considered, any proxy given pursuant to the Board’s solicitation of proxies will be voted in accordance with the recommendation of management.

CORPORATE GOVERNANCE

We are committed to effective corporate governance and believe it is important to our long-term performance and ability to create value for our shareholders. Our Board of Directors has adopted Corporate Governance Guidelines which are available at www.kingpharm.com by first choosing “Investor Relations” and then “Governance,” and they are also available to any shareholder who requests a copy from our Corporate Secretary, 501 Fifth Street, Bristol, Tennessee 37620.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Members of the Board

Nominees for Election as Class III Directors (Term to Expire in 2010)

Philip A. Incarnati, age 53, has served as a director of King since November 2006. He has served as President and Chief Executive Officer of McLaren Health Care Corporation, an integrated health care system, since 1989. Before joining McLaren, Mr. Incarnati held top-level executive positions with the Wayne State University School of Medicine, Detroit Receiving Hospital and University Health Center, and Horizon Health System. Mr. Incarnati also serves on the board of Medical Staffing Network, Inc., a publicly-traded company, and on the board of PHNS, Inc. Mr. Incarnati earned both a Bachelor’s Degree and a Master’s Degree in management and finance from Eastern Michigan University (EMU). He was appointed to the EMU Board of Regents in 1992 by Michigan Governor John Engler, and he continues to serve on that Board. He served as Chairman of the EMU Board of Regents from 1995 until 2005.

Gregory D. Jordan, Ph.D., age 55, has served as a director since June 2001. He has served as President of King College in Bristol, Tennessee since 1997, having joined the King College faculty in 1980. He received his Bachelor of Arts degree from Belhaven College in 1973; his Master of Arts and Divinity degrees from Trinity Evangelical Divinity School in 1976 and 1977, respectively; his Doctorate in Hebraic and Cognate Studies from Hebrew Union College Jewish Institute of Religion in 1987; and his Master of Business Administration degree from the Babcock Graduate School of Management at Wake Forest University in 2004.

Brian A. Markison, age 47, has served as President and Chief Executive Officer and as a director since July 2004. If reelected to the Board, Mr. Markison will also become Chairman of the Board as of the conclusion of the 2007 annual meeting of shareholders. He served as Chief Operating Officer from March 2004 until July 2004. Prior to joining King, Mr. Markison held various positions with Bristol-Myers Squibb since 1982. From 2001 until he joined King, he served as President of Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network businesses. Between 1998 and 2001, he served variously as Senior Vice President, Neuroscience/Infectious Disease; President, Neuroscience/Infectious Disease/Dermatology; and Vice President, Operational Excellence and Productivity. Mr. Markison also serves on the Board of Directors of Immunomedics, Inc., a publicly-held corporation. He previously served in various positions with Bristol-Myers Squibb relating to marketing and sales. He graduated from Iona College in 1982 with a Bachelor of Science degree.

Incumbent Directors — Class II (Term to Expire in 2009)

Earnest W. Deavenport, Jr., age 69, has served as a director since May 2000. In 2002, he retired from service as Chairman of the Board and Chief Executive Officer of Eastman Chemical Company, Kingsport, Tennessee, where he had served in various capacities since 1960. He was Chairman of the National Association of Manufacturers in 1998 and is currently a member of the National Academy of Engineering. Mr. Deavenport is also a member of the boards of directors of Acuity Brands, Inc. and Regions Financial Corporation, each a publicly-held corporation. Mr. Deavenport graduated from the Massachusetts Institute of Technology with a Master of Science degree in Management in 1985 and from Mississippi State University with a Bachelor of Science degree in Chemical Engineering in 1960.

Elizabeth M. Greetham, age 57, has served as a director since November 2003. She presently serves as Chief Executive Officer and President of ACCL Financial Consultants Ltd. From 1998 until 2004 she served as a director of DrugAbuse Sciences, Inc. and served as its Chief Executive Officer from August 2000 until 2004 and as

Chief Financial Officer and Senior Vice President, Business Development from April 1999 to August 2000. Prior to joining DrugAbuse Sciences, Inc., Ms. Greetham was a portfolio manager with Weiss, Peck & Greer, an institutional investment management firm, where she managed the WPG Life Sciences Funds, L.P., which invests in select biotechnology stocks. She was previously a consultant to F. Eberstadt & Co. In total, Ms. Greetham has over 25 years of experience as a portfolio manager and health care analyst in the United States and Europe. She is a member of the boards of directors of Nventa Biopharmaceuticals Corporation and Ligand Pharmaceuticals, Inc., each a publicly-held corporation. Ms. Greetham earned a Master of Arts (Honours) degree in Economics from the University of Edinburgh, Scotland in 1971.

Incumbent Directors — Class I (Term to Expire in 2008)

R. Charles Moyer, Ph.D., age 61, has served as a director since December 2000. Dr. Moyer presently serves as Dean of the College of Business at the University of Louisville. He is Dean Emeritus of the Babcock Graduate School of Management at Wake Forest University, having served as Dean from 1996 until his retirement from this position in August 2003, and as a professor from 1988 until 2005. Dr. Moyer held the GMAC Insurance Chair in Finance at Wake Forest University. Prior to joining the faculty at Wake Forest in 1988, Dr. Moyer was Finance Department Chairman at Texas Tech University. Dr. Moyer earned his Doctorate in Finance and Managerial Economics from the University of Pittsburgh in 1971, his Master of Business Administration degree from the University of Pittsburgh in 1968 and his Bachelor of Arts degree in Economics from Howard University in 1967.

D. Greg Rooker, age 59, has served as a director since October 1997. Mr. Rooker is the former owner and President of Family Community Newspapers of Southwest Virginia, Inc., Wytheville, Virginia, which consists of six community newspapers and a national monthly motor sports magazine. He retired from this position in 2000. He is a co-founder of The Jason Foundation and Brain Injury Services of SWVA, Inc., each a non-profit organization providing services to brain injury survivors. Mr. Rooker serves as Secretary/Treasurer of The Jason Foundation and as Vice-President of Brain Injury Services of SWVA, Inc. Mr. Rooker graduated from Northwestern University with a degree in Journalism in 1969.

Ted G. Wood, age 69, has served as a director since August 2003, and as Non-Executive Chairman of the Board since May 2004. Mr. Wood intends to step down from his position as Non-Executive Chairman as of the conclusion of the 2007 annual meeting of shareholders. He will become lead independent director at that time. Mr. Wood is retired from The United Company in Bristol, Virginia, where he served as Vice Chairman from January 2003 until August 2003. He previously served as President of the United Operating Companies from 1998 to 2002. Mr. Wood previously served as a director of King from April 1997 to May 2000. From 1992 to 1993, he was President of Boehringer Mannheim Pharmaceutical Corporation in Rockville, Maryland. From 1993 to 1994, he was President of KV Pharmaceutical Company in St. Louis, Missouri. From 1975 to 1991, he was employed by SmithKline Beecham Corporation where he served as President of Beecham Laboratories from 1988 to 1989 and Executive Vice President of SmithKline from 1990 to 1991. Mr. Wood is also a member of the board of directors of Alpha Natural Resources, Inc., a publicly-held corporation. He graduated from the University of Kentucky with a Bachelor of Science degree in Commerce in 1960. In 1986 he completed the Advanced Management Program at Harvard University.

Role of the Board

Pursuant to Tennessee law, our business, property and affairs are managed under the direction of our Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of King Pharmaceuticals, Inc., but is not involved in day-to-day operations. Members of the Board keep informed of our business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers and independent registered public accounting firm.

Board Structure

We currently have eight directors. Our Board is divided into three groups: Class I directors, Class II directors and Class III directors. Each class of directors is elected to serve until the third annual meeting of shareholders following its election. This means that the Class III directors who are elected at the annual meeting will serve until the 2010 annual meeting of shareholders or until their successors are duly elected and qualified, unless they earlier resign or are removed.

One matter to be considered at the annual meeting is a proposed amendment to the charter which would, if adopted, provide that all directors be elected annually, beginning with the Class I directors to be elected in 2008.

Independent Directors

The Board has determined that the following directors are independent from the Company under the independence standards of the New York Stock Exchange: Earnest W. Deavenport, Jr., Elizabeth M. Greetham, Philip A. Incarnati, Gregory D. Jordan, R. Charles Moyer, D. Greg Rooker and Ted G. Wood. The Board similarly determined that Philip M. Pfeffer was independent of King. Mr. Pfeffer’s term of service on the Board was completed in May 2006.

2006 Board Meetings

In 2006, the Board met fourteen times. All directors attended at least 75% of the aggregate of all of the Board meetings and meetings held by committees of which they were members.

Board Committees

The Board has appointed an Audit Committee, a Compensation and Human Resources Committee and a Nominating and Corporate Governance Committee, each member of which has been determined by our Board of Directors to be independent of King pursuant to the listing standards of the New York Stock Exchange. Each of these committees operates pursuant to a written charter, adopted by our Board of Directors. Each charter is available through our website, www.kingpharm.com, by first choosing “Investor Relations” and then “Governance,” and each is also available to any shareholder who requests a copy from our Corporate Secretary, 501 Fifth Street, Bristol, Tennessee 37620. The Board has also formed a Risk Committee.

The Audit Committee currently consists of R. Charles Moyer (Chair), Elizabeth M. Greetham, Philip A. Incarnati and D. Greg Rooker. The Audit Committee has the authority and responsibility, among other obligations, to select, retain, compensate, terminate and oversee the work of our independent registered public accounting firm; to assess the qualifications and independence of our independent registered public accounting firm; to pre-approve auditing, audit-related and permitted non-auditing services rendered by our independent registered public accounting firm; to discuss with the independent registered public accounting firm the results of the annual audit and quarterly reviews of financial statements; to review and evaluate management’s conduct of King’s financial reporting processes (including the development and maintenance of systems of internal accounting and financial control); to oversee King’s compliance with certain legal and regulatory requirements; to oversee the performance of King’s internal audit function, which is a responsibility of the Corporate Compliance Office; to monitor compliance with King’s investment policy; and to make reports to the Board periodically with respect to its work. The Board of Directors has determined that each member of the Audit Committee meets the independence, experience and other qualification requirements of the New York Stock Exchange and the Securities and Exchange Commission and that Dr. Moyer and Ms. Greetham, each of whom serves on the Audit Committee, are “audit committee financial experts,” as defined by the rules of the Securities and Exchange Commission. None of the Committee’s members serves on more than three public Company audit committees. The Audit Committee met eight times during 2006.

The Compensation and Human Resources Committee, which currently consists of Earnest W. Deavenport, Jr. (Chair), Gregory D. Jordan and Ted G. Wood, has the authority and responsibility, among other obligations, to establish and periodically review a general compensation philosophy for the executive officers; to annually review and approve the corporate goals and objectives upon which the compensation of the chief executive officer (“CEO”) is based, evaluate the CEO’s performance in light of these goals and objectives and determine the CEO’s compensation; to review and approve the recommendations of the CEO with regard to the compensation and benefits of the executive officers; in conjunction with the Nominating and Corporate Governance Committee, to annually review and make recommendations to the Board with respect to the compensation (including any equity-based compensation) of non-employee directors; to oversee the management development process, including an annual review of plans for executive officer succession; and to oversee regulatory compliance with respect to compensation matters. In 2006, the Committee was advised with respect to executive compensation matters by an outside consultant, Hewitt Associates LLC, retained by the Committee. The Compensation and Human Resources Committee met four times during 2006. For additional information regarding Compensation and Human Resources Committee and compensation matters generally, please see the Compensation Disclosure and Analysis which begins on page ••.

The Nominating and Corporate Governance Committee currently consists of Gregory D. Jordan (Chair), Earnest W. Deavenport, Jr. and R. Charles Moyer. The Nominating and Corporate Governance Committee has the authority and responsibility, among other obligations, to locate, evaluate and recommend to the Board persons to be nominated for election or appointment as a director; to recommend to the Board a chair and members for each of the Board’s committees; to assist the Board and its Committees in the development and implementation of performance evaluation processes; to review annually our Corporate Governance Guidelines and recommend to the Board any changes that the Committee determines to be necessary or desirable; to assist the Board with the orientation of new directors and continuing education for existing directors; in conjunction with the Compensation and Human Resources Committee, to annually review and make recommendations to the Board with respect to the compensation (including equity-based compensation) of non-employee directors; and to examine annually the independence from King of each non-employee director and deliver to the Board the results of its review. The Nominating and Corporate Governance Committee met six times during 2006.

The Nominating and Corporate Governance Committee may consider, in evaluating potential director nominees, any of the following factors, or other factors, which it determines to be relevant:

•	Character and integrity.

•	Educational background.

•	Business or professional experience, including experience with financial statements, financial reporting, internal controls, executive compensation, corporate governance, employee benefits, manufacturing and regulatory issues or other relevant areas of experience.

•	Familiarity with the principal operations of publicly-traded United States companies.

•	Current or prior relationships with King Pharmaceuticals, Inc. or any of its subsidiaries.

•	The correlation between the candidate’s experience and the Committee’s evaluation of present and future needs of the Board.

If reviewing the qualifications of an incumbent director, the Committee also considers the past performance of the incumbent director.

Shareholders may recommend candidates to the Committee by submitting a written recommendation to the General Counsel, 501 Fifth Street, Bristol, Tennessee 37620. The General Counsel will direct all such correspondence to the Committee.

In order for a written shareholder recommendation to be evaluated by the Committee, it must include all information about the candidate that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. The written recommendation must also be accompanied by the candidate’s written consent to be named in a proxy statement as a nominee, if recommended by the Committee and nominated by the Board, and to serve as a director if appointed or elected. Additional information about the candidate may be requested by the Committee from time to time, either from the recommended person or from the recommending shareholder.

The shareholder must also disclose, with the written recommendation, the number of shares of King’s common stock beneficially owned by the shareholder, the percentage of all outstanding common stock which the shares represent and the period of time the shareholder has beneficially owned the shares. If the shareholder is part of a group of shareholders that is making the recommendation, the shareholder must also disclose the names of the other members of the group and, for each member of the group, the number of shares of King’s common stock beneficially owned by the member, the percentage of all outstanding common stock which the shares represent and the period of time the member has beneficially owned the shares.

Once the Committee has received all required or requested information regarding a particular shareholder-recommended candidate, the Committee will evaluate that candidate according to its established evaluation practices and, based on the results of that evaluation, will determine whether to recommend the candidate to the Board for nomination for election or appointment as a director.

The procedure described above does not preclude a shareholder of record from making nominations of directors to be considered at an annual meeting, provided such nominations are in accordance with King’s bylaws as then in effect.

From time to time, the Committee has retained and paid a consultant to assist it in the process of identifying or evaluating Board candidates. No candidates have been recommended to serve on the Board of Directors by a shareholder or group of shareholders who beneficially owned more than 5% of our common stock.

The Risk Committee currently consists of all directors and is chaired by Mr. Markison. This Committee is responsible for oversight of (i) King’s risk management processes, (ii) annual risk assessments, (iii) risk mitigation activities, (iv) the adoption of risk tolerances, and (v) the activities and reports of management’s Enterprise Risk Management Committee, which uses an enterprise risk management approach to the management of material risks. This approach is designed to identify, assess, mitigate and manage material risks, and supports the Board’s corporate governance goals and the efforts of management to achieve strategic objectives.

Non-Management Directors

The Board’s non-management directors regularly meet separately from the Board as a whole. King’s Corporate Governance Guidelines provide that the Chairman of the Board, if independent of King, shall serve as presiding director at meetings of the non-management directors. If the Chairman is not an independent director, then the non-management directors annually elect one of their members to serve as presiding director. King’s Non-Executive Chairman of the Board, Mr. Wood, has been determined by the Board to be independent from the Company and so serves as presiding director at meetings of the non-management directors.

Mr. Wood plans to step down from his position as Non-Executive Chairman as of the conclusion of the 2007 annual meeting of shareholders, and Mr. Markison, if he is reelected to the Board, will become Chairman of the Board at that time. The Board has determined that, following this transition, Mr. Wood will serve as presiding director at meetings of the non-management directors.

CODE OF CONDUCT AND ETHICS

The Board has adopted a Corporate Code of Conduct and Ethics which applies to all of our directors, officers and employees. The Code appears on our website, www.kingpharm.com and is available to any shareholder who wishes to have a copy (by request to the General Counsel, 501 Fifth Street, Bristol, Tennessee 37620). To the extent permitted by U.S. Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) regulations, we intend to disclose information as to any amendments to the Code and any waivers from provisions of the Code for our principal executive officer, principal financial officer, and certain other officers by posting the information on our website.

COMMUNICATION WITH THE BOARD OF DIRECTORS

Interested parties may contact the Board of Directors:

•	by sending correspondence to the attention of the General Counsel, King Pharmaceuticals, Inc., 501 Fifth Street, Bristol, Tennessee 37620;

•	by sending email to Board@kingpharm.com; or

•	by calling (888) 440-5464 and leaving a voicemail message.

Communications should specify whether they are intended for all directors or only the non-management directors. Any message which does not specify its intended recipients will be treated as if intended for the entire

Board. All messages will be reviewed by King’s Legal Affairs Department and its Compliance Department and any message deemed by either department to be substantive will be forwarded to the intended recipients.

King does not have a policy requiring attendance by members of the Board of Directors at the annual meeting, but directors are expected to attend absent unavoidable conflicts. All directors attended the 2006 annual meeting of shareholders except for Ms. Greetham who was outside the country at the time.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Party Transactions

Our Corporate Code of Conduct and Ethics provides that no director, officer or employee of King shall permit his or her decisions with respect to the Company to be influenced by any interest in, or personal relationship, personal contact or agreement with, King’s suppliers, contractors, customers or others doing business with King. Further, members of a director’s, officer’s or employee’s family are prohibited from receiving compensation, commissions or gifts from any company or organization that deals with King if such receipt could reasonably be construed to influence the director’s, officer’s or employee’s decisions with regard to King’s business. Actual or potential conflict of interest transactions are required to be reported to and reviewed by our Legal Affairs Department or our Compliance Office before they take place. Any change or waiver of these standards for a director or executive officer may be made only by the Board of Directors (with the interested director abstaining) and must be promptly disclosed as required by law or NYSE rules. Further, for any transaction in which a director or officer of King has a direct or indirect interest, King follows the requirements of the Tennessee Business Corporation Act, which requires that:

•	the transaction must be fair to King,
•	the material facts of the transaction and the director's or officer's interest must be disclosed or known to the Board of Directors,
•	the Board of Directors must authorize, approve, or ratify the transaction, and
•

if the transaction requires the approval of shareholders, the material facts of the transaction and director's or officer's interest must be disclosed or known to the shareholders entitled to vote, and the shareholders authorize, approve, or ratify the transaction.

In addition to being required to report potential conflict transactions to the Legal Affairs Department or the Compliance Office before they take place, directors and all executive officers complete an annual questionnaire regarding their relationship with King and with other entities and persons who have a relationship with King, if any, whether for-profit businesses, non-profit or charitable organizations, civic groups or other entities or persons. These questionnaires are reviewed by the Legal Affairs Department, which advises the Board about any significant information reported.

Transactions with Related Parties

Since the beginning of the last fiscal year, we are aware of no related party transactions between us and any of our directors, executive officers, 5% shareholders or their family members or other persons which required disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee is typically appointed by the Board immediately following the annual meeting of shareholders. Since the time of the May 2006 annual meeting, R. Charles Moyer (Chair), Elizabeth M. Greetham and D. Greg Rooker have served on the Audit Committee. Philip A. Incarnati was appointed to the Audit Committee on November 1, 2006. The Board of Directors has determined that each member of the Audit Committee meets the independence, experience and other qualification requirements of the NYSE and the SEC. None of the Committee’s members serves on more than three public company audit committees.

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors which is available on our website at www.kingpharm.com. The charter is also available to any shareholder by request to the Corporate Secretary, 501 Fifth Street, Bristol, Tennessee 37620.

Management is responsible for internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of our financial statements and our systems of internal control, in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for expressing an opinion about those statements and controls based upon its audit. The Audit Committee, on behalf of the Board, monitors and reviews the performance of the independent registered public accounting firm and the quality and integrity of internal accounting, auditing and financial reporting practices. The Audit Committee’s other chief duties include:

•	exercising sole authority to retain, compensate, terminate and oversee the work of our independent registered public accounting firm,

•	pre-approving audit, audit-related and permitted non-audit services rendered by our independent registered public accounting firm,

•	reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements and quarterly unaudited financial statements, and determining whether to recommend to the Board that the audited financial statements be included in our Annual Report on Form 10-K,

•	discussing earnings press releases, as well as financial information and earnings guidance provided to analysts or rating agencies, and reviewing such information, to the extent reasonably practicable, prior to its release or distribution,

•	reviewing and approving the written charter and annual work plans of the Compliance Office and the results of internal audits,

•	receiving reports from the Corporate Compliance Officer of any allegation regarding accounting, internal controls or auditing matters or any other substantial compliance issue,

•	establishing and maintaining hiring policies with respect to employees or former employees of the independent auditors,

•	assessing the independent registered public accounting firm’s independence from us, and

•	periodically reporting to the Board regarding the Audit Committee’s activities.

During 2006, the Audit Committee met eight times and regularly held separate executive sessions with the independent registered public accounting firm, PricewaterhouseCoopers LLP, and also with the Chief Financial Officer, the Corporate Compliance Officer and among the Audit Committee members. There were also numerous informal meetings and communications among the Chair, various Audit Committee members, the independent registered public accounting firm and members of management.

As previously disclosed, in light of widespread coverage in the media and elsewhere concerning the backdating of stock options and similar issues at other public companies, the Audit Committee conducted during 2006, with the assistance of outside counsel, a voluntary review of the Company’s practices with respect to granting equity-based compensation. The Audit Committee concluded that there was no fraud or manipulation of financial results with the intent to mislead investors, however, the review uncovered immaterial errors associated with option grants. Management concurred with these conclusions. In connection with the Audit Committee’s findings, the Company recognized aggregate non-cash compensation expense of approximately $3.5 million in the third quarter of 2006 to correct immaterial understatements of compensation expense.

The Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2006. The Audit Committee has also discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, (“Communication with Audit Committees”) as amended, as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements and internal control over financial reporting. The Audit Committee has also discussed with the independent registered public accounting firm the quality of King’s accounting policies.

The Audit Committee has obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and King that might bear on the auditors’ independence. This statement conforms to Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees” as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3600T. The Audit Committee has also discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence. The Audit Committee has also considered whether provision of the services described under the section “Audit Fees” is compatible with maintaining the independence of the independent registered public accounting firm.

In October 2005, as part of settlement of a government pricing investigation, the Company entered into a five-year corporate integrity agreement (the “CIA”) with the Office of Inspector General of the United States Department of Health and Human Services. In December 2005, the Audit Committee approved management’s recommendation to appoint PricewaterhouseCoopers LLP to serve as the independent review organization (“IRO”) in connection with the requirements of the CIA. PricewaterhouseCoopers LLP acted as IRO during 2006. The Audit Committee has considered whether the service of PricewaterhouseCoopers LLP as IRO is compatible with maintaining the independence of the independent registered public accounting firm.

The Audit Committee is satisfied that PricewaterhouseCoopers LLP is independent of King.

Based upon the results of the inquiries and actions discussed above, in reliance upon information from management and the independent registered public accounting firm, and subject to the limitations of its role, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007. In the event the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The Members of the Audit Committee
of the Board of Directors

R. Charles Moyer (Chair)
Elizabeth M. Greetham
Philip A. Incarnati
D. Greg Rooker

KING STOCK OWNERSHIP

The following table sets forth certain information regarding the ownership of the common stock as of April ••, 2007, for (i) each person who owns more than 5% of the common stock, (ii) each director, nominee for director and executive officer of King, and (iii) all executive officers and directors of King as a group.

Beneficial Ownership of Common Stock (1)(2)
Executive Officers, Directors and 5% Shareholders	Number of Shares	Percentage Outstanding Shares
Brian A. Markison (3)		*
Joseph Squicciarino (4)		*
Stephen J. Andrzejewski (5)		*
Frederick Brouillette, Jr. (6)		*
Eric J. Bruce (7)		*
Eric G. Carter (8)		*
James W. Elrod (9)		*
James E. Green (10)		*
Earnest W. Deavenport, Jr. (11)		*
Elizabeth M. Greetham (12)		*
Philip A. Incarnati (13)		*
Gregory D. Jordan (14)		*
R. Charles Moyer (15)		*
D. Greg Rooker (16)		*
Ted G. Wood (17)		*
All executive officers and directors as a group (15 persons) (18)		*
Lord, Abbett & Co. LLC (19)
Barclays Global Investors, NA. (20)

*	Less than 1%.

(1)	Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on •••,•••,••• shares issued and outstanding as of April ••, 2007. Options to purchase shares which are exercisable or become exercisable within 60 days of April ••, 2007 are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by each person to whom a portion of such options relate but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(2)	Attached to each share of common stock is a preferred share purchase right to acquire one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock, no par value per share, which preferred share purchase rights are not presently exercisable.

(3)	Includes •••• shares issuable upon the exercise of options and •••• shares of restricted stock.

(4)	Includes •••• shares of restricted stock.

(5)	Includes •••• shares issuable upon the exercise of options and •••• shares of restricted stock.

(6)	Includes •••• shares issuable upon the exercise of options and •••• shares of restricted stock.

(7)	Includes •••• shares of restricted stock.

(8)	Includes •••• shares of restricted stock.

(9)	Includes •••• shares issuable upon the exercise of options and •••• shares of restricted stock.

(10)	Includes •••• shares held individually, •••• shares issuable upon the exercise of options and •••• shares of restricted stock.

(11)	Includes •••• shares held individually and •••• shares issuable upon the exercise of options and •••• restricted stock units convertible into common stock within 60 days of April ••, 2007.

(12)	Includes •••• shares issuable upon the exercise of options and •••• restricted stock units convertible into common stock within 60 days of April ••, 2007.

(13)	Includes •••• shares issuable upon the exercise of options and •••• restricted stock units convertible into common stock within 60 days of April ••, 2007.

(14)	Includes •••• shares held individually and •••• shares issuable upon the exercise of options and •••• restricted stock units convertible into common stock within 60 days of April ••, 2007.

(15)	Includes •••• shares issuable upon the exercise of options and •••• restricted stock units convertible into common stock within 60 days of April ••, 2007.

(16)	Includes •••• shares held individually, •••• shares held by spouse, •••• shares held by The Jason Foundation, •••• shares held in an IRA, and •••• shares issuable upon the exercise of options and •••• restricted stock units convertible into common stock within 60 days of April ••, 2007.

(17)	Includes •••• shares held individually and •••• shares issuable upon the exercise of options and •••• restricted stock units convertible into common stock within 60 days of April ••, 2007.

(18)	Includes •••• shares subject to options exercisable within 60 days of April ••, 2007.

(19)	Based on a Schedule 13G filed on •••• with the SEC by Lord, Abbett & Co. LLC. The address of Lord, Abbett & Co. LLC is 90 Hudson Street, 11th Floor, Jersey City, New Jersey 07302.

(20)	Based on a Schedule 13G filed on •••• with the SEC by Barclays Global Investors, NA. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Report of the Compensation and Human Resources Committee of the Board of Directors

The following Report of the Compensation and Human Resources Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Taking this review and discussion into account, the undersigned Committee members recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation and Human Resources Committee
of the Board of Directors

Earnest W. Deavenport, Jr. (Chair)
Gregory D. Jordan
Ted G. Wood

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Human Resources Committee of the Board of Directors is responsible for developing compensation philosophy. Committee members since May 2006 are Earnest W. Deavenport, Jr. (Chair), Gregory D. Jordan and Ted G. Wood. No current member of the Compensation and Human Resources Committee nor any person who was a member of the Committee during 2006 is a current or former officer or employee of King. In addition, there are no relationships among our executive officers, members of the Compensation and Human Resources Committee or entities whose executives serve on the Board of Directors or the Compensation and Human Resources Committee that require disclosure under applicable SEC regulations.

EXECUTIVE OFFICERS

In addition to Mr. Markison, who serves as our President and Chief Executive Officer, the following persons serve as executive officers of King:

Joseph Squicciarino, age 51, has served as King’s Chief Financial Officer since June 2005. Prior to joining King, he served as Chief Financial Officer — North America for Revlon, Inc. since March 2005. From February 2003 until March 2005 he served as Chief Financial Officer — International for Revlon International, Inc. He held the position of Group Controller Pharmaceuticals — Europe, Middle East, Africa with Johnson & Johnson from October 2001 until October 2002. He held a variety of positions with the Bristol-Myers Squibb Company and its predecessor, the Squibb Corporation, from 1979 until 2001, including Vice President Finance, International Medicines; Vice President Finance, Europe Pharmaceuticals & Worldwide Consumer Medicines; Vice President Finance, Technical Operations; and Vice President Finance, U.S. Pharmaceutical Group. Mr. Squicciarino is a Certified Public Accountant, a member of the New Jersey Society of Certified Public Accountants and a member of the American Institute of Certified Public Accountants. He graduated from Adelphi University in 1978 with a Bachelor of Science degree in Accounting.

Stephen J. Andrzejewski, age 41, has served as Chief Commercial Officer since October 2005. He was previously Corporate Head, Commercial Operations since May 2004. Prior to joining King, Mr. Andrzejewski had served as Senior Vice President, Commercial Business at Endo Pharmaceuticals Inc. since June 2003. He previously served in various positions with Schering-Plough Corporation since 1987, including Vice President of New Products and Vice President of Marketing, and had responsibility for launching the Claritin® product. Mr. Andrzejewski graduated from Hamilton College cum laude in 1987 with a Bachelor of Arts degree and in 1992 graduated from New York University’s Stern School of Business with a Master of Business Administration degree.

Frederick Brouillette, Jr., age 56, has served as Corporate Compliance Officer since August 2003. He served as Executive Vice President, Finance from January 2003 until August 2003 and as Vice President, Risk Management beginning in February 2001. Prior to joining King, Mr. Brouillette, a Certified Public Accountant, was with PricewaterhouseCoopers LLP for 4 years, serving most recently in that firm’s Richmond, Virginia office providing internal audit outsourcing and internal control consulting services. He was formerly a chief internal audit executive for two major public corporations and served for 12 years in the public accounting audit practice of Peat, Marwick Mitchell & Co., the predecessor firm to KPMG. Mr. Brouillette is a member of the Virginia Society of Certified Public Accountants, the American Institute of Certified Public Accountants and the Institute of Internal Auditors. He graduated with honors from the University of Virginia’s McIntire School of Commerce in 1973 with a Bachelor of Science degree in accounting.

Eric J. Bruce, age 49, has served as Chief Technical Operations Officer since June 2005. Prior to joining King, Mr. Bruce served as Vice President of Operations for Mallinckrodt Pharmaceuticals, a position he had occupied since 2000. He previously served as Vice President of Manufacturing for Kendall Health Care from 1997 until 2000, and from 1996 until 1997 he held various positions with INBRAND, including that of Senior Vice President of Manufacturing. Mr. Bruce graduated from the Georgia Institute of Technology in 1978 with a Bachelor of Science degree in Industrial Management.

Eric G. Carter, M.D., Ph.D., age 55, was appointed as King’s Chief Science Officer in January 2007. Prior to joining King, he had served in several positions with GlaxoSmithKline since 1999, most recently as Vice President and Global Head, Clinical Development and Medical Affairs, Gastroenterology, R&D. His earlier experience at GlaxoSmithKline included North American responsibility for Gastroenterology and for emerging therapeutic areas. Dr. Carter has served as a Clinical Associate Professor at the University of North Carolina for the Division of Digestive Diseases and Nutrition, School of Medicine. He previously held academic positions with the University of California, where he was responsible for establishing and directing many research programs. After earning a bachelor’s degree in Biochemistry from the University of London, Dr. Carter received his medical degree from the University of Miami and a doctor of philosophy degree from the University of Cambridge. He obtained board certification from the American Board of Internal Medicine, Gastroenterology and Clinical Nutrition and has authored or co-authored more than 50 scientific publications.

James W. Elrod, age 46, has served as General Counsel since February 2006 and Corporate Secretary since May 2005. He served as Acting General Counsel from February 2005 to February 2006. He previously served in various positions within King’s Legal Department since September 2003, including Vice President, Legal Affairs. Prior to joining King he served in various capacities at Service Merchandise Company, Inc. including Vice President, Legal Department. He previously practiced law in Nashville, Tennessee. Mr. Elrod has a Juris Doctor degree (Order of the Coif) from the University of Tennessee and a Bachelor of Arts degree from Berea College.

James E. Green, age 47, has served as Executive Vice President, Corporate Affairs since April 2003. He served as Vice President, Corporate Affairs since June 2002 and as Senior Director, Corporate Affairs since September 2000. Prior to joining King, he was engaged in the private practice of law for 15 years as a commercial transactions and commercial litigation attorney, having most recently served as the senior member of Green & Hale, a Professional Corporation, in Bristol, Tennessee. Mr. Green graduated from Southern Methodist University School of Law with a Juris Doctor degree in 1985 and Milligan College with a Bachelor of Science degree, cum laude, in 1982. He is licensed to practice law in Tennessee, Texas, and Virginia.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors, as well as owners of 10% or more of our common stock, are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) requires these persons to file with the SEC reports of their holdings and transactions in King Pharmaceuticals, Inc. common stock and options. Based on our records and representations from these persons, we believe that SEC beneficial ownership reporting requirements for 2006 were met.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors has nominated Philip A. Incarnati, Gregory D. Jordan and Brian A. Markison for election at the 2007 annual meeting of shareholders to serve as Class III directors until the 2010 annual meeting of shareholders, or until their respective successors are elected and qualified.

Information about the persons nominated for election as Class III directors, along with information about the Class I and Class II directors whose terms will continue after the 2007 annual meeting of shareholders, is provided on page ••.

Approval by King’s shareholders of Proposal 2, regarding the Third Amended and Restated Charter, will not affect the terms of the Class III directors who, if elected, will continue as members of the Board until their terms expire or until they resign or are removed.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Philip A. Incarnati, Gregory D. Jordan and Brian A. Markison as Class III directors. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Election of directors requires the affirmative vote of the holders of a plurality of the shares of common stock represented at the annual meeting.
Shares of common stock represented by proxy cards returned to us will be voted for the nominees listed below unless you specify otherwise.

The Board of Directors recommends the election
of Philip A. Incarnati, Gregory D. Jordan and Brian A. Markison as directors and proxies solicited by the Board will be voted in favor thereof unless a shareholder has indicated otherwise on his or her proxy card.

PROPOSAL 2 —	APPROVAL OF THE THIRD AMENDED AND RESTATED CHARTER TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

The Board of Directors recommends that King’s Second Amended and Restated Charter be amended and restated to eliminate the classified structure of the Board and allow for the annual election of directors. The restated charter would also incorporate certain amendments previously approved by shareholders.

Section 6 of the Company’s Second Amended and Restated Charter currently divides the Board into three classes of directors, each of which is elected for a three-year term. This proposal would amend and restate our Second Amended and Restated Charter to provide that all directors would be elected each year at the annual meeting of shareholders. The proposed amendment is set forth below and is contained in the proposed Third Amended and Restated Charter attached as Appendix A. This discussion of the proposed amendment and restatement is qualified in its entirety by reference to Appendix A.

The number of directors shall be as specified in the Amended and Restated Bylaws of the Corporation. Prior to the annual meeting of shareholders in 2008, the directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each director elected prior to the annual meeting of shareholders in 2008, or appointed to replace a director so elected, shall serve for the full term to which such director was elected. Following the expiration of the term of the Class I directors in 2008, the Class II directors in 2009 and the Class III directors in 2010, the directors in each such class shall be elected for a term expiring at the next annual meeting of shareholders and until their successors are elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office with or without cause. Commencing with the annual meeting of shareholders in 2010, the classification of the Board of Directors shall be eliminated, and all directors shall be elected at each annual meeting of shareholders for terms expiring at the next annual meeting of shareholders. Each director shall hold office for the term for which the director is elected or appointed and until the director’s successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office with or without cause. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

If our shareholders approve the proposed amendment, current directors would continue to serve for their elected terms. Class I directors, who were elected for three-year terms at the 2005 annual meeting of shareholders, would stand for election at the 2008 annual meeting of shareholders for one-year terms and would thereafter stand for election for one-year terms at each successive annual meeting. Similarly, Class II directors, who were elected for three-year terms at the 2006 annual meeting of shareholders, would stand for election at the 2009 annual meeting of shareholders for one-year terms and would thereafter stand for election for one-year terms at each successive annual meeting. Class III directors elected at the 2007 annual meeting would stand for election at the 2010 annual meeting of shareholders for one-year terms and would thereafter stand for election for one-year terms at each successive annual meeting. Thus, beginning with the annual meeting of shareholders in 2010, all directors would be elected annually.

Any director appointed to fill a vacancy on the Board which has resulted from the departure of a director will serve for the elected term of the departed director, subject to the requirement of the Tennessee Business Corporation Act that any director so appointed must, in order to serve the balance of the departed director’s term, stand for election at the next annual meeting of shareholders following the director’s appointment.

Under the terms of our Second Amended and Restated Charter, adoption of this amendment requires the affirmative vote of holders of at least 80% of our issued and outstanding common stock.

Classified boards of directors have been widely adopted and have a long history in corporate law. They have been viewed as a means of promoting stability and continuity of experience on a board of directors primarily because the majority of directors at any given time will have had at least one year of experience on the board, thus assisting a company in its long-term strategic planning efforts. Also, because it would take at least two elections for a potential acquirer to gain control of a classified board without the cooperation of the board, a classified board structure may enhance shareholder value by making it more likely that a party seeking to gain control of a target company will engage in arm’s-length discussions with the target’s existing board instead of launching a proxy contest in an attempt to gain control of the board.

Many investors and others have come to the view, however, that a classified board structure effectively reduces the accountability of directors because it limits the ability of shareholders to evaluate and elect all directors on an annual basis. Many investors believe that the annual election of directors is important for shareholders to influence the composition and implementation of corporate governance policies. Opponents of classified boards also believe they discourage takeover proposals and proxy contests that could have the effect of increasing shareholder value.

The Board of Directors has considered the advantages and disadvantages of the classified board structure, and has unanimously voted to propose to the shareholders that King’s charter be amended and restated to provide that directors be elected annually. In reaching this determination, the Board concluded that the benefits of a classified board structure were outweighed by the following considerations:

•	The Board’s belief that providing King’s shareholders with the opportunity annually to register their views on the collective performance of the Board and on each director individually will further ensure that our corporate governance policies provide accountability to shareholders;

•	The Board’s belief that, even though annual election of directors may enhance the ability of a third party to acquire control of King without engaging in arm’s-length discussions with the Board, there are other factors that reduce the likelihood that a third party would be successful in taking over King without engaging in such discussions with the Board; and

•	The support for annual elections of directors among our shareholders, as evidenced by the favorable vote of approximately 74% of the votes cast, or approximately 69% of the outstanding shares, in favor of a non-binding shareholder proposal calling for annual election of directors presented at the 2006 annual meeting of shareholders.

The affirmative votes of at least 80% of the outstanding shares of common stock are required in order to approve the Third Amended and Restated Charter.

The Board of Directors recommends a vote to approve the Third Amended and Restated Charter, and proxies solicited by the Board will be voted in favor of the amendment unless a shareholder indicates otherwise on his or her proxy card.

PROPOSAL 3 —	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2007. The Board proposes that the shareholders ratify this appointment. PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2006. We expect that representatives of PricewaterhouseCoopers LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2006, and December 31, 2005, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2006	2005
Audit fees (1)	$	$1,442,585
Audit related fees (2)		78,321
Tax fees (3)		231,639
All other fees (4)		13,845
Total	$	$1,766,390

(1)	Audit fees relate to work performed for the audit of financial statements or to services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or in connection with its audit engagement.

(2)	Audit related fees consisted principally of assurance and related services that are reasonably related to the performance of the audit or review of financial statements, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

(3)	Fees for professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning.

(4)	All other fees in 2006 consisted of subscriptions to services and fees associated with service as Independent Review Organization in connection with the requirements of the corporate integrity agreement between King and the Office of Inspector General of the United States Department of Health and Human Services.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for retaining, compensating, terminating and overseeing the work of our independent registered public accounting firm, and for pre-approving audit, audit-related and permitted non-audit services rendered by that firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before the Company or any of its subsidiaries engages the independent registered public accounting firm to render a service, the engagement must be either specifically approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policy. Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee. Each year, the Audit Committee updates its list provided to the Company of all Audit, Audit-related, Tax and All Other services that have the general or specific pre-approval of the Audit Committee for the subsequent twelve-month period. The Audit Committee specifically pre-approves the terms of audit services engagements, including quarterly reviews and Section 404 attestation services and approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters, from one year to the next. As regards the other kinds of services, while the Audit Committee believes that the independent registered public accounting firm can provide services such as assurance and related services, tax compliance and planning, and other permissible non-audit services that are routine and recurring without impairing the auditor’s independence, the Audit Committee carefully scrutinizes the scope of each proposed type of service prior to granting either general or specific pre-approval for any given year. In particular, the Audit Committee considers the amount or range of estimated fees as a factor in determining whether a proposed service would impair the auditor’s independence. When the Audit Committee has approved an estimated fee for a service, the pre-approval applies to all services described in the approval. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee. Requests to provide services that require specific approval by the Audit Committee must be submitted jointly to the Audit Committee by the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board’s rules on auditor independence. In 2005 and 2006, the Audit Committee approved all fees disclosed under “audit related fees” “tax fees” and “all other fees” by PricewaterhouseCoopers LLP in accordance with applicable rules.

In the event the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative votes of the shares of common stock present
or represented by proxy at the meeting must exceed the opposing votes in order to ratify the appointment of the independent registered public accounting firm.

The Board of Directors recommends a vote to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor of such ratification unless a shareholder indicates otherwise on his or her proxy card.

OTHER MATTERS

The Board knows of no matters which will be presented at the annual meeting other than those discussed in this proxy statement. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of management.

Upon the written request of any record holder or beneficial owner of common stock entitled to vote at the annual meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2006. Requests should be directed to our Corporate Affairs Department, King Pharmaceuticals, Inc., 501 Fifth Street, Bristol Tennessee 37620, (423) 989-8711.

BY ORDER OF THE BOARD OF DIRECTORS

[/s/ James W. Elrod]

James W. Elrod
General Counsel and Secretary

Bristol, Tennessee
April, ••, 2007

EXHIBIT A

PROPOSED

THIRD AMENDED AND RESTATED CHARTER

OF KING PHARMACEUTICALS, INC.

Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, Tennessee Code Annotated, the undersigned Corporation hereby adopts the following Third Amended and Restated Charter:

1.	Name. The name of the Corporation is King Pharmaceuticals, Inc.
2.	Authorized Shares.

(a)          The total number of shares of common stock that the Corporation shall have authority to issue is 600,000,000, no par value (the “Common Stock”). The total number of shares of preferred stock that the Corporation shall have authority to issue is 15,000,000, no par value per share (the “Preferred Stock”).

(b)          The Common Stock shall rank junior to the Preferred Stock in right of payment of dividends and upon liquidation and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as provided herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of subparagraph (c) of this Paragraph 2.

(c)          Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Paragraph 2 and to the limitations prescribed by law, to authorize the issuance from time to time of one or more series of Preferred Stock. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following by resolution or resolutions adopted by the affirmative vote of a majority of the total number of the directors then in office:

(i)	The designation of such series;

(ii)          The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation’s capital stock, and whether such dividends shall be cumulative or noncumulative;

(iii)         Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of any other corporation, by the Corporation, or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices, rates, adjustments and other terms and conditions of such redemptions;

(iv)         The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v)          Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

(vi)         The restrictions, if any, on the issue or reissue of any additional series of Preferred Stock;

(vii)       The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(viii)      The provisions as to voting, optional and/or other special rights and preferences, if any, including, without limitation, the right to elect one or more directors.

3.            Registered Office. The address of the Corporation’s registered office in the State of Tennessee shall be 501 Fifth Street, Bristol, Tennessee 37620, Sullivan County.

4.            Registered Agent. The name of the registered agent at that office is William L. Phillips III.

5.            Principal Office. The address of the principal office of the Corporation is 501 Fifth Street, Bristol, Tennessee 37620, Sullivan County.

6.            Board of Directors. The number of directors shall be as specified in the Amended and Restated Bylaws of the Corporation. Prior to the annual meeting of shareholders in 2008, the directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each director elected prior to the annual meeting of shareholders in 2008, or appointed to replace a director so elected, shall serve for the full term to which such director was elected. Following the expiration of the term of the Class I directors in 2008, the Class II directors in 2009 and the Class III directors in 2010, the directors in each such class shall be elected for a term expiring at the next annual meeting of shareholders and until their successors are elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office with or without cause. Commencing with the annual meeting of shareholders in 2010, the classification of the Board of Directors shall be eliminated, and all directors shall be elected at each annual meeting of shareholders for terms expiring at the next annual meeting of shareholders. Each director shall hold office for the term for which the director is elected or appointed and until the director’s successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office with or without cause. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

7.            For Profit: Duration. The Corporation is for profit and its duration shall be perpetual.

8.            Director Liability. No director of the Corporation shall have or owe any personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, that such provision shall not eliminate or limit the liability of a director:

(a)          For any breach of the director’s duty of loyalty to the Corporation or its shareholders;

(b)          For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

(c)          Under Tennessee Code Annotated §48-18-304, as such provision may be amended from time to time.

9.            Indemnification. Each director, officer and employee of the Corporation shall be entitled to all indemnification rights and protections now or hereafter available under applicable Tennessee law.

10.          Section 6 and this Section 10 of this Third Amended and Restated Charter and Sections 2 and 6 of Article I and Section 3 of Article II of the Amended and Restated Bylaws of the Corporation shall not be altered, amended or repealed by, and no provision inconsistent therewith shall be adopted by, the shareholders without the affirmative vote of the holders of at least eighty percent (80%) of the Common Stock, voting together as a single class.

11.          These amendments shall be effective as of the filing of this Third Amended and Restated Charter.

12.          This restatement contains amendments requiring shareholder approval and these amendments were duly adopted by the shareholders at a meeting duly called on the _____ day of May, 2007.

The undersigned submits this Third Amended and Restated Charter of King Pharmaceuticals, Inc., to the State of Tennessee with the right, powers and privileges herein declared.

Dated: _______________, 2007

KING PHARMACEUTICALS, INC.

By: ________________________________

James W. Elrod

General Counsel and Secretary